UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 30, 2009
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

346 Waverley Street, Ottawa, Ontario, Canada K2P 0W5
(Address of Principal Executive Offices) (Zip Code)

(613) 288-4288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant's Certifying Accountant

Effective October 1, 2009 Rotenberg and Company LLP has merged with another CPA firm, EFP Group, to form a new firm. Rotenberg and Company, LLP resigned as the Company’s auditors in connection with such merger. All of the partners and employees of Rotenberg and Company LLP and EFP Group have joined the new firm, EFP Rotenberg LLP.  EFP Rotenberg LLP succeeds Rotenberg and Company LLP as the Registrant’s independent registered public accounting firm.

On October 30, 2009, with the approval of the Audit Committee of the Company’s Board of Directors, EFP Rotenberg, LLP was engaged as the Company’s independent registered public accountant effective concurrent with the merger.  Prior to such engagement, during the two most recent years, the Company has not consulted with EFP Rotenberg, LLP on any matter.

The audit reports of Rotenberg and Company LLP for the years ended December 31, 2008 and December 31, 2007, expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern due to significant recurring losses and other matters.  Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification.

The Registrant and Rotenberg and Company LLP have not, during the Registrant’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Rotenberg and Company LLP’s satisfaction, would have caused Rotenberg and Company, LLP to make reference to the subject matter of the disagreement in connection with its reports.

The Registrant provided Rotenberg and Company LLP with a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing.  A copy of Rotenberg and Company LLP’s letter, dated November 4, 2009 is attached as Exhibit 16.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.

16.1           Rotenberg and Company, LLP letter dated November 4, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.

Date: November 4, 2009	By:	/s/ Robert Dinning
Robert Dinning
Chief Financial Officer